UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2006

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CITIZENS BANCORP OF VIRGINIA, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-50576 (Commission File Number)	20-0469337 (I.R.S. Employer Identification No.)

126 South Main Street Blackstone, Virginia (Address of principal executive offices)	23824 (Zip Code)

Registrant’s telephone number, including area code: (434) 292-7221

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On April 26, 2006, the Company and Joseph D. Borgerding, the Company’s President and Chief Executive Officer, agreed to an amendment to the Management Continuity Agreement dated March 28, 2003 between the parties (the “Agreement”). Specifically, under the Agreement, if his employment terminates without “Cause” (as defined in the Agreement) or for “Good Reason” (as defined in the Agreement), or if he terminates his employment in the 90-day period following the one-year anniversary of a Change in Control of the Company (as defined in the Agreement), Mr. Borgerding is now entitled to receive (i) a lump sum payment of base salary, incentive and bonus compensation and other benefits and awards earned, but not paid, through the date of termination, (ii) a lump sum payment equal to his annual base salary in effect at the date of termination and (iii) the continuation of employee benefits for 24 months following the date of termination. The Agreement had previously provided that the second component of these benefits would be a lump sum payment equal to one-half of his annual base salary in effect at the date of termination.

Item 2.02

Results of Operations and Financial Condition.

On April 28, 2006, the Company reported its financial results for the period ended March 31, 2006. A copy of the press release with respect to such results is being furnished as an exhibit to this report and is incorporated by reference into this Item 2.02.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits. The following exhibit is being furnished pursuant to Item 2.02 above.

Exhibit No.

 Description

99.1

 Press Release dated April 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS BANCORP OF VIRGINIA, INC.

(Registrant)

Dated:  April 28, 2006

By:

/s/ Ronald E. Baron

Ronald E. Baron

Senior Vice President

   and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Description

99.1

Press Release dated April 28, 2006.